Exhibit (h)(32)

NORTHERN FUNDS

ADDENDUM NO. 31 TO THE TRANSFER AGENCY AGREEMENT

This Addendum, dated as of the 18th day of February, 2011, is entered into between NORTHERN FUNDS (the “Trust”), a Delaware statutory trust, and THE NORTHERN TRUST COMPANY, an Illinois state bank (the “Transfer Agent”).

WHEREAS, the Trust and the Transfer Agent have entered into a Transfer Agency Agreement dated as of April 1, 1994 as amended by Addendum No. 1 dated November 29, 1994, by Addendum No. 2 dated March 29, 1996, by Addendum No. 3 dated August 7, 1996, by Addendum No. 4 dated March 24, 1997, by Addendum No. 5 dated February 12, 1997, by Addendum No. 6 dated November 18, 1997, Addendum No. 7 dated December 21, 1998, by Addendum No. 8 dated September 15, 1999, Addendum No. 9 dated December 28, 1999, Addendum No. 10 dated February 8, 2000, Addendum No. 11 dated July 31, 2000, Addendum No. 12 dated August 1, 2000, Addendum No. 13 dated August 1, 2000, Addendum No. 14 dated May 17, 2001, Addendum No. 15 dated October 30, 2001, Addendum No. 16 dated February 14, 2005, Addendum No. 17 dated December 5, 2005, Addendum No. 18 dated February 17, 2006, Addendum No. 19 dated February 17, 2006, by Addendum No. 20 dated May 5, 2006, by Addendum No. 21 dated May 5, 2006, by Addendum No. 22 dated February 16, 2007 by Addendum No. 23 dated August 3, 2007, by Addendum No. 24 dated August 3, 2007, by Addendum No. 25 dated November 2, 2007, by Addendum No. 26 dated August 8, 2008, by Addendum No. 27 dated November 7, 2008, by Addendum No. 28 dated May 8, 2009, by Addendum No. 29 dated August 28, 2009 and by Addendum No. 30 dated May 7, 2010 (the “Transfer Agency Agreement”) pursuant to which the Trust has appointed the Transfer Agent to act as transfer agent to the Trust for the Money Market Fund, U.S. Government Money Market Fund, Municipal Money Market Fund, U.S. Government Select Money Market Fund, California Municipal Money Market Fund, U.S. Government Fund, Fixed Income Fund, Intermediate Tax-Exempt Fund, Tax-Exempt Fund, Income Equity Fund, Large Cap Equity Fund (formerly known as the Growth Equity Fund), Large Cap Growth Fund (formerly known as the Select Equity Fund), Small Cap Value Fund (formerly known as the Small Cap Fund), Technology Fund, Stock Index Fund, Short-Intermediate U.S. Government Fund, California Intermediate Tax-Exempt Fund, Arizona Tax-Exempt Fund, California Tax-Exempt Fund, Small Cap Index Fund, Mid Cap Growth Fund, High Yield Municipal Fund, High Yield Fixed Income Fund, Global Fixed Income Fund, Small Cap Core Fund (formerly known as the Small Cap Growth Fund), Large Cap Value Fund, International Equity Fund (formerly known as the International Growth Equity Fund), International Equity Index Fund, Mid Cap Index Fund, Enhanced Large Cap Fund, Emerging Markets Equity Index Fund (formerly known as the Emerging Markets Equity Fund), Multi-Manager Mid Cap Fund, Multi-Manager Small Cap Fund, Multi-Manager International Equity Index Fund, Global Real Estate Index Fund, Bond Index Fund, Multi-Manager Large Cap Fund, Short-Intermediate Tax-Exempt Fund, Global Sustainability Index Fund, Developed International Small Cap Index Fund, Multi-Manager Emerging Markets Equity Fund, Multi-Manager Global Real Estate Fund,

Ultra-Short Fixed Income Fund, Tax-Advantaged Ultra-Short Fixed Income Fund, Multi-Manager High Yield Opportunity Fund, Investors Money Market Fund, Investors AMT-Free Municipal Money Market Fund and the Investors U.S. Government Money Market Fund; and

WHEREAS, the Trust is establishing the Global Tactical Asset Allocation Fund (the “Fund”), and the Trust desires to retain the Transfer Agent under the terms of the Transfer Agency Agreement to render transfer agency and other services with respect to the Fund and the record and/or beneficial owners of the Fund, and the Transfer Agent is willing to render such services.

NOW THEREFORE, the parties hereto, intending to be legally bound, hereby agree as follows:

1.	Appointment. The Trust hereby appoints the Transfer Agent as transfer agent with respect to the Fund in accordance with the terms set forth in the Transfer Agency Agreement, as amended to date. The Transfer Agent hereby accepts such appointment and agrees to render the services and perform the duties set forth in the Transfer Agency Agreement for services provided to the Fund in exchange for a fee payable monthly at an annual rate of 0.10% of the Fund’s average daily net asset value.

2.	Capitalized Terms. From and after the date hereof, the term “Current Funds” as used in the Transfer Agency Agreement shall be deemed to include the Fund. Capitalized terms used herein and not otherwise defined shall have the meanings ascribed to them in the Transfer Agency Agreement.

3.	Miscellaneous. The initial term of the Transfer Agency Agreement with respect to the Fund shall continue, unless sooner terminated in accordance with the Transfer Agency Agreement, until June 30, 2011. Except to the extent supplemented hereby, the Transfer Agency Agreement, as amended to date, shall remain unchanged and in full force and effect, and is hereby ratified and confirmed in all respects as supplemented hereby.

IN WITNESS WHEREOF, the undersigned have executed this Addendum as of the date and year first above written.

All signatures need not appear on the same copy of this Addendum.

NORTHERN FUNDS

Attest	/s/ Diane Anderson	By:	/s/ Lloyd A. Wennlund
		Title:	President

THE NORTHERN TRUST COMPANY

Attest	/s/ Diane Anderson	By:	/s/ Eric Schweitzer
		Title:	Senior Vice President

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